UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2017 (June 8, 2017)

Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously reported, on June 8, 2017, Centennial Resource Development, Inc. (“Centennial”) and its subsidiary, Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), consummated the acquisition of certain undeveloped acreage and producing oil and natural gas properties in the core of the Northern Delaware Basin (the “GMT Acquisition”) from GMT Exploration Company LLC, a Delaware limited liability company (“GMT”), pursuant to that certain Purchase and Sale Agreement, dated as of April 28, 2017, by and between CRP and GMT. CRP funded the GMT Acquisition with the net proceeds from Centennial’s previously announced private placement of shares of its Class A common stock, which closed simultaneously with the GMT Acquisition.
This Current Report on Form 8-K/A provides pro forma financial statements for Centennial that give effect to the GMT Acquisition. This Current Report on Form 8-K/A should be read in conjunction with Centennial’s Current Reports on Form 8-K filed on May 1, 2017 and June 9, 2017 and Centennial's Current Report on Form 8-K/A filed on August 7, 2017, which provide additional information relating to the GMT Acquisition.
Item 9.01. Financial Statements and Exhibits.
(a)    Pro Forma Financial Information
The unaudited pro forma combined statement of operations of Centennial for the six months ended June 30, 2017 giving effect to the GMT Acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(b)    Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma combined statement of operations for the six months ended June 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC
Date:	September 15, 2017
		By:	/s/ BRENT P. JENSEN
		Name:	Brent P. Jensen
		Title:	Vice President and Chief Accounting Officer

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